SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): DECEMBER 15, 1997

                THE BARBERS, HAIRSTYLING FOR MEN AND WOMEN, INC.
             (Exact name of registrant as specified in its charter)

                                    MINNESOTA
                 (State or other jurisdiction of incorporation)

         0-24466                                     41-0945858
(Commission File Number)                  (IRS Employer Identification No.)

300 INDUSTRIAL BVLD. NE, MINNEAPOLIS, MINNESOTA                 55413
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code:           (612) 331-8500


                                       N/A
          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS.

      On Monday, December 15, 1997, an article regarding the Company appeared on page D2 of the Minneapolis-Star Tribune which is attached hereto as Exhibit
(c)(1). The Company desires to correct certain statements contained in the article.

      1) As of December 15, 1997, the Company had 943 franchised and 23 company-owned stores.

      2) Sytemwide sales for the fiscal year ended September 25, 1997 were $184.8 million, compared with $82 million in fiscal 1990.

      3) The Company has participated in discussions with its franchisee located in France, G.G.G. Salon Group ("GGG"), with regard to the formation of a joint venture between the Company and GGG that would grant master franchise license agreements for the development of both companies' franchise concepts in specific countries. Although the Company has reached an agreement in principal with GGG regarding the formation of this joint venture, neither the Company nor GGG has executed a definitive agreement.

      4) Although the Company and GGG have discussed the contribution of their respective international operations to the joint venture, no agreement has been reached on such a contribution.

      In addition, the article also contains forward looking statements. These statements are not based on historical information, but are forward looking statements that are based on management's current goals, estimates, assumptions and projections. Important factors could cause results to differ materially from those expected by management. Some of these factors are: 1) The proposed joint venture agreement between the Company and GGG may not be executed. If the joint venture agreement is not executed, the Company's plans to expand its international growth could be impeded. 2) The inability of the Company to find qualified master franchisees for such countries and the inability of the master franchisees to find qualified sub-franchisees or the inability of master franchisees or sub-franchisees to finance the creation of new salons could prevent the Company from meeting its growth objectives. 3) Competition in foreign countries from other hair salon chains in the consumer marketplace of those countries may prevent the Company from opening some or all of the stores that it desires to open.

      Due the factors noted above, the Company's future earnings and common stock price may be subject to volatility. Any shortfall in revenue or earnings from the levels anticipated could have a significant effect on the trading price of the Company's common stock in any given period.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   Not applicable.
      (b)   Not applicable.
      (c)   Exhibits:
                  (1) Article from page D2 of the Minneapolis-Star Tribune
            published December 15, 1997 entitled "New tactics pay off for The Barbers."

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned thereunto duly authorized.

Dated:   December 16, 1997

                                                  THE BARBERS HAIRSTYLING FOR
                                                  MEN AND WOMEN, INC.

                                                  By  /s/ J. Brent Hanson
                                                      J. Brent Hanson
                                                      Vice President and Chief
                                                      Financial Officer

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                                 EXHIBIT (c)(1)

                                             Published Monday, December 15, 1997

NEW TACTICS PAY OFF FOR THE BARBERS

Dick Youngblood

Five years ago, before he lost a decade-long battle with recurring cancer, Joe Francis offered a candid explanation for his decision to relinquish the CEO job to professional management at The Barbers Hairstyling for Men & Women Inc., the company he founded in 1963.

"I'd been taking some business courses at the university, and I got enough education to realize I was truly dangerous as CEO. I was in way over my head," said Francis, who succumbed to his cancer in 1994.

Given Francis' ingrained entrepreneurial impulses, however, that knowledge did not deter his enthusiastic intrusion through much of the 1 980s into the daily operations of his rapidly growing chain of franchised City Looks and Cost Cutters hair-care salons.

That might help explain why Fred Huggins, the veteran franchise executive who now heads The Barbers, found a few operational problems when he became CEO in 1990.

"We had about 35 company-owned salons that only drained attention away from the core franchise business," Huggins said. "And we were running five barber schools that were dead losers." Worse, he found the headquarters overstaffed, an accounting system unable to provide timely financial data and an aging computer system that accumulated heaps of information without producing any meaningful reports.

In short, "it was a fairly typical entrepreneurial shop," said Huggins, who came to The Barbers after 20 years as a Mr. Donut executive, including eight years as president of the chain.

The results were predictable: Revenues stagnated at about $12 million in the early 1990s, the same as in 1985, and earnings tipped downward from a 1990 peak of $250,000 to an anemic $68,000 in '92.

Given these results, you will not be surprised to learn that Huggins resisted Francis' eager calls for aggressive overseas expansion.

Oh, he acquiesced when Francis became enamored of the idea of opening a City Looks salon in Moscow in 1992 (it's now a highly profitable operation, Huggins acknowledges). The same year he also agreed to franchise a string of City Looks shops in France because the agreement with a major French hair-care chain involved no significant investment.

DRAMATIC CHANGE

Five years later the landscape has changed dramatically. The barber schools are long gone and so are the company stores. Despite rapid growth of the business, the headquarters staff stands at 68, only two more than in 1990.

And the financial statistics are lining up in very attractive fashion: Earnings in fiscal 1997 ended Sept. 30 reached $1.4 million, more than five times greater than in Huggins' first year. And revenues have grown nearly 80 percent in the past seven years, to $22.1 million.

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By the end of this month, the company will be operating 792 value-priced Cost
Cutters and 53 upscale City Looks salons in the United States, along with 21 overseas shops in France and Russia and 100 We Care Hair units acquired from a Chicago competitor in January. Systemwide sales reached $240 million in fiscal 1997, compared with $98 million in 1990.

Solving the aforementioned problems was not the only reason for the financial turnaround.

Perhaps more important, Huggins also refocused franchisee recruiting on larger players. Rather than courting franchisees capable of opening only one or two shops, "we go after those with the assets to quickly develop a territory," he said.

Translation: You have to have upwards of $400,000 with which to open at least five salons over the ensuing three years before The Barbers will talk to you.

The result is that much of the chain's growth is fueled by existing franchisees -- they opened 77 of the 82 salons added last year, for example. That means lower costs for The Barbers because those owners require less assistance and attention.

To speed expansion, Huggins also began offering substantial incentives that reduced franchise fees for additional salons from $12,500 to as low as $7,500, depending on how quickly shops are opened.

He also imposed a lofty priority on franchisee assistance and was rewarded in the latest issue of Franchise Times, which listed The Barbers second among the nation's top 10 franchisers as rated by their franchisees for training and support.

GOING INTERNATIONAL

All of which puts the company in a comfortable position to begin pursuing the dream of international growth that Joe Francis envisioned before his death.

In October The Barbers formed a joint venture with its French franchisee, a company with 500 salons in that country and elsewhere, to begin prospecting outside of France and the United States.

The venture, called B.G. Salon Group, will begin with two franchised salons The Barbers opened in Moscow and Vladivostok and 15 salons opened in Spain, Poland and South Korea by the French partner, G.G.G. Salon Group.

"The strategy is to sell master licenses for each country, which minimizes our investment," Huggins said. While the joint venture will provide marketing, site-selection and training support, the larger development costs involved with building test units, providing infrastructure and funding a franchisee recruiting program is borne by the license-holder.

The objective of the joint venture is to open at least 10 salons in 1998 and then to double the number of openings each year for at least the next four years, Huggins said. The first target is Brazil, "one of the most sophisticated franchise markets in the world," he said.

(C) Copyright 1997 Star Tribune.  All rights reserved.